                                 TRUST AGREEMENT

          THIS TRUST AGREEMENT (this "Agreement") is made as of November 17, 1997, by and among Osamah Bakhit (the "Shareholder"), Aviation Distributors, Inc., a Delaware corporation (the "Company"), and Dirk O. Julander, as trustee (the "Trustee").

                                    RECITALS:

          A. The Shareholder is an owner and holder of record of beneficial interests in and to 1,435,000 shares of common stock, no par value, of the Company, which shares in the aggregate constitute sixty percent (60%) of the issued and outstanding capital stock of the Company as of the date of this Agreement.

          B. The Shareholder and the Company each believes it is in the best interest of the Company to assign to the Trustee the power to vote the Shareholder's interest in the Company to the extent provided herein.

          C. The Shareholder has pledged 350,000 of his Shares ("Pledged Shares") in the Company as security for a loan from City National Bank ("Lender"), and has entered into an agreement with Lender regarding the Shareholder's and Lender's duties and obligation regarding the Pledged Shares (the "Pledge Agreement"). Pursuant to the Pledge Agreement, Shareholder has transferred custody of the Pledged Shares to Lender. Because the Pledge Agreement prevents transferring, mortgaging, or otherwise disposing of any rights of the Pledged Shares, Shareholder and Company desire to withhold the Pledged Shares from this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is agreed as follows:

                                    AGREEMENT

          FIRST: The Shareholder hereby assigns, transfers, grants in trust and delivers to the Trustee all shares, except for the Pledged Shares, currently owned by the Shareholder (the "Shares"), duly endorsed for transfer, such Shares to be held and disposed of by the Trustee under and pursuant to the terms and conditions of this Agreement. Shareholder is not obligated to deliver the Pledged Shares, so long as the Pledged Shares are held by a third party pursuant to the Pledge Agreement. Should any Pledged Shares be released from custody under the Pledge Agreement for any reason, Shareholder agrees to assign, transfer, and deliver such Pledged Shares to Trustee pursuant to this Agreement.

          SECOND: The Trustee hereby promises and agrees with the Shareholder that the Trustee shall issue, or cause to be issued, to the Shareholder in exchange for the Shares assigned, transferred and delivered by such Shareholder to the Trustee, a trust certificate or certificates representing units of beneficial interest in the trust created hereby (individually, a "Unit" and, collectively, "Units"), which Units are equal in amount to the number of Shares delivered by the Shareholder to the Trustee. All Units are transferable, and all Units transferred will remain subject to this Agreement. Each owner of a Unit will be entitled, on a pro rata basis, to all benefits enumerated in this Agreement.

          THIRD: In the event that during the term of this Agreement the Shareholder shall acquire any additional shares or any other securities of the Company having the general characteristics of Shares in any capacity whatsoever, including, but not limited to, shares issued as a result of the exercise of stock options and stock issued to such Shareholder for compensatory or non-compensatory reasons such as stock dividends, whether such shares are owned of record or beneficially owned as trustee, personal representative, custodian, guardian or agent, then the Shareholder shall, immediately after such acquisition, assign, transfer, grant in trust and deliver such Shares or such other securities to the Trustee in exchange for an appropriate trust certificate, in the form described in the Article SECOND hereof.

          This trust shall continue with respect to any securities of the Company having in general characteristics similar to the Shares received by the Trustee in substitution or exchange for, or as a distribution on, the Shares deposited hereunder. In case the Trustee shall so receive and retain securities of the Company having in general characteristics similar to the Shares, the Trustee shall hold such securities and the certificates representing the same likewise subject to the terms hereof, and shall issue trust certificates representing such securities to the Shareholder, in the form described in Article SECOND hereof.

          For the purpose of this Agreement, unless the context indicates otherwise, the term "Shares" shall be deemed to include any other securities that are deposited or required to be deposited with the Trustee hereunder.

          FOURTH: The Trustee shall cause all Shares deposited with him or her hereunder to be transferred on the books of the Company into his or her name as Trustee under this Agreement. Certificates of stock transferred to the Trustee hereunder, or otherwise, if any, shall be surrendered to the Company, and the Trustee shall request that the Company issue new certificates therefor to the Trustee. The certificates of stock issued to the Trustee for the Shares shall state that such certificates of


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stock are issued pursuant to this Agreement.  The Trustee shall direct the
Company to make, or cause to be made, a notation in the Company's stock ledger that the certificates of stock relating to the Shares issued to the Trustee are issued pursuant to this Agreement.

          FIFTH: During the term of this Agreement the Trustee shall possess and be entitled to exercise all the rights of the Shareholder arising from the Shares of every name and nature.

          SIXTH: By entering into this Agreement, the Company agrees not to issue any common stock or any other securities that may convert to common stock or in any way dilute the Shareholder's interest in the Company without first obtaining the written consent of the Shareholder.

          SEVENTH: All cash or property dividends or distributions received by the Trustee with respect to the Shares shall be held by the Trustee in trust for the Shareholder. The Trustee shall promptly pay or cause to be paid to Shareholder the total amounts of any such cash or property dividends or distributions collected by the Trustee, except that securities of the Company so distributed shall be retained by the Trustee to the extent required by Article THIRD.

          From time to time the Trustee shall execute and deliver or cause to be delivered to the Company, or its dividend disbursing agent, proper dividend orders authorizing and directing the Company, or its agent, to pay as aforesaid any and all dividends that may from time to time become due and payable upon the Shares deposited hereunder and in respect of which trust certificates shall be issued and outstanding, to or upon the order of the registered holders respectively of such trust certificates entitled to receive the same. Upon the delivery by the Trustee to the Company, or its agent, of any dividend order as aforesaid, all further obligation or duty of the Trustee with respect to dividends referred to in such order shall terminate.

          EIGHTH:  The Trustee shall serve without compensation.
Notwithstanding the foregoing, the Trustee shall be entitled to reimbursement by the Company for out-of-pocket expenses actually and reasonably incurred by the Trustee in the performance of his or her duties under this Agreement, or for legal expenses incurred by the Trustee in connection with any question, dispute or legal proceedings arising out of or with respect to this Agreement. Such reimbursement shall be due by the Company within ten (10) days of written notice from the Trustee to the Company.

          NINTH: In case any stock of the Company shall be offered by the Company for subscription, and the Shareholder has agreed to allow the Company to issue new shares or other securities that may dilute the Shareholder's interest in the Company, immediate notice of such offer shall be given by the


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

Trustee to the Shareholder, and in such case, upon receiving from the Shareholder, prior to the time limited by the Company for subscription and payment, a written request to subscribe on the Shareholder's behalf and the money required to pay for a stated amount of such stock, the Trustee shall make subscription (in his or her own name as Trustee) and payments, and upon receiving from the Company certificates for the stock so subscribed, shall promptly issue trust certificates in respect thereof to the Shareholder.

          TENTH: Subject to Article FIFTH, in voting the Shares hereunder from time to time, the Trustee shall use his or her best judgment to the end that the affairs of the Company shall be properly managed and the interests of the Shareholder safeguarded. Subject to Article FIFTH, it is expressly understood and agreed that the Trustee shall not incur any personal liability or responsibility by reason of any error of judgment or of law with respect to any matter or thing done, permitted to be done or omitted to be done under this Agreement or otherwise, or because the Trustee is interested as a shareholder as well as Trustee hereunder, except for the Trustee's own individual malfeasance. The Company shall indemnify and hold harmless the Trustee for any liability, including attorneys fees, that may arise out of the Trustee's duties expressed herein.

          ELEVENTH: This Agreement shall terminate no later than January 1, 2000. Upon termination of this Agreement in its entirety, the Trustee, or his or her successors as Trustee hereunder, in exchange for and upon surrender of the trust certificates then outstanding and issued hereunder, shall, in accordance with the terms hereof, deliver or cause to be delivered to the Shareholder stock certificates representing shares of stock of the Company of the kind and in the amount represented by the certificates, and all cash and property which shall have accrued thereon and be in the hands of the Trustee. This Agreement shall terminate if the Shareholder no longer owns any Units or otherwise no longer has a beneficial interest in any Shares.

          This Agreement will also be reviewed by the Company one year from the date of execution of the Agreement. If the Company determines that the Agreement is no longer necessary, the Agreement will terminate.

          The Shareholder, at his discretion, may sell his entire interest in the Company. If the Shareholder sells his entire interest in the Company to any purchaser not in the Shareholder's immediate family, this Agreement will terminate, and the Trustee, upon written notice from the Shareholder of the sale, will cause the Shares to be timely transferred to the purchaser.


          TWELFTH:  The Trustee may act as a director or officer


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of the Company and, subject to Article FIFTH and TENTH, the Trustee may vote for himself or herself as such; the Trustee, or any firm of which he or she may be a member or any corporation of which he or she may be a shareholder, director or officer, may contract with the Company to be or become pecuniarily interested in any matters or transactions to which the Company may be a party, or in which it may be in any way concerned, as fully as though the person were not a Trustee. The Trustee may as an individual or as a Trustee for another or others, be interested in the purchase or sale of the shares of the Company, or of trust certificates issued under this Agreement, or of any property owned by the Company. The Trustee may appoint and employ such agents and attorneys as in his or her discretion may be convenient and advisable in the administration of any of his or her powers and duties hereunder and may remove them in his or her sole discretion. The Trustee may delegate to a proxy or proxies the right to vote and act for him or her at any meeting of shareholders of the Company.

          THIRTEENTH: The Trustee shall keep an accurate and complete ledger specifying the interests of the Shareholder. Such ledger shall be made available to the Shareholder upon request, during normal business hours, at the location set forth for notice to the Trustee hereunder.

          FOURTEENTH: In the event of the resignation, death or inability to act by the Trustee as a Trustee hereunder, the successor Trustee shall be appointed. Such successor Trustee shall exercise all of the rights and powers of the Trustee hereunder. The successor Trustee is Bruce H. Haglund. If Bruce
H. Haglund, for any reason, does not serve as the Trustee, the Board of Directors of the Company and the Shareholder shall select a successor Trustee.

          FIFTEENTH: Any notice hereunder to the Shareholder shall be sufficient if mailed to him at his address as it appears on the books of the Trustee or, with respect to the Trustee, if mailed to him or her at the address appearing on the signature page hereof, unless the Trustee shall advise the Shareholder of a different address for the delivery of such notice. Notices given hereunder shall be deemed effective immediately upon personal delivery thereof, or one (1) business day following deposit with a reputable overnight courier service, or two (2) business days after being deposited in the United States mail, postage prepaid.

          SIXTEENTH: An original of this Agreement shall be kept on file with the Trustee and a counterpart hereof shall be deposited with the Company at its registered office in the State of Delaware and such counterpart shall be subject to examination by any shareholder of the Company or any holder of a trust certificate hereunder, daily, during business hours.

          SEVENTEENTH:  This Agreement shall be binding upon and


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

inure to the benefit of the parties and their heirs, successors or assigns.

          EIGHTEENTH: This Agreement is made pursuant to, and shall be governed by, the laws of the State of Delaware. The parties acknowledge and stipulate that this Agreement does not create a business trust as defined under Section 3801(a) of the Delaware Business Trust Act.

          NINETEENTH: No Trustee hereunder shall be required, in any jurisdiction, to furnish any bond or other security, or to obtain the approval of any court before applying, distributing, selling, or otherwise dealing with property.

          TWENTIETH: Should any dispute arise out of this Agreement; the Shareholder, Trustee, and Company agree that the dispute will first be submitted to a mediator agreed upon by all parties to the dispute. Should the dispute not be resolved by the mediation, the parties to the dispute will submit the dispute to binding arbitration. The arbitration proceedings shall be conducted by a single arbitrator in accordance with the provisions of Section 1280, et seq. of the California Code of Civil Procedure, as amended or replaced by any successor statutes. The parties to the dispute shall agree to the selection of an arbitrator (the "Arbitrator"). If the parties cannot agree upon the selection of the Arbitrator after fifteen (15) days, any party may apply to the Los Angeles Superior Court for the appointment of the Arbitrator. The Arbitrator shall be required to determine all issues in accordance with existing case law and the statutory laws of the United States and the State of California.
Neither party shall have the right to conduct discovery in connection with the arbitration proceeding unless authorized by the Arbitrator.


          TWENTY-FIRST: This Agreement may be executed in one or more counterparts, which together shall constitute a single instrument.

                      [This space intentionally left blank]


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

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


          Trustee                  /s/ Dirk O. Julander
                                   ----------------------------
                                   Dirk O. Julander

          Address                  2010 Main Street, Suite 960
                                   ----------------------------
                                   Irvine, CA  92614
                                   ----------------------------

          Shareholder              /s/ Osamah Bakhit
                                   ----------------------------
                                   Osamah Bakhit

          Address                  28841 Glenridge
                                   ----------------------------
                                   Mission Viego, CA
                                   ----------------------------


          Company                  /s/ Bruce H. Haglund
                                   ----------------------------
                                   Secretary
                                   for Aviation Distributors, Inc.

          Address                  One Wrigley Drive
                                   ----------------------------
                                   Irvine, CA  92618
                                   ----------------------------


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

                          SPOUSE'S CONSENT TO AGREEMENT

          I acknowledge that I have read the Trust Agreement dated November 17, 1997, (the "Agreement"), executed by Osamah Bakhit; Aviation Distributors, Inc.; and Dirk O. Julander, as Trustee, and that I know the contents thereof. I am aware that, by the provisions of the Agreement, my spouse has agreed to assign his rights in and to shares of capital stock of the Corporation held by him, which agreement also applies to any community interests I may have in such shares. I hereby consent to the provisions of the Agreement, and agree that I will abide by, and not oppose, all of the terms of the Agreement.

Dated:  11/8/97

                                   /s/ Heather B. Bakhit
                                   ----------------------------
                                   Signature of Spouse


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